UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF
THE SECURITIES EXCHANGE ACT OF 1934

HIGHBURY FINANCIAL INC.
(Exact name of registrant as specified in its charter)

Delaware	20-3187008
(State of incorporation or organization)	(I.R.S. Employer Identification Number)

999 Eighteenth Street, Suite 3000, Denver, CO 80202
(Address of principal executive offices) (zip code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class to be so Registered	Name of Each Exchange on which Each Class is to be Registered
None	None

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.  ☐

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☒

Securities Act registration statement file number to which this form relates: 333-127272 (if applicable)

Securities to be registered pursuant to Section 12(g) of the Exchange Act:

Units, each consisting of one share of Common Stock and two Warrants
(Title of Class)

Common Stock, par value $0.0001 per share
(Title of Class)

Warrants, exercisable for Common Stock at an exercise price of $5.00 per share
(Title of Class)

Purchase Option
(Title of Class)

Item 1.  Description of Registrant’s Securities to be Registered.

The securities to be registered hereby are the units, common stock and warrants of Highbury Financial Inc. (the “Company”). The description of the units, the common stock and the warrants, contained in the section entitled “Description of Securities” in the Prospectus included in the Company’s Registration Statement on Form S-1 (File No. 333-127272), filed with the Securities and Exchange Commission on August 5, 2005, as amended from time to time (the “Registration Statement”), is hereby incorporated by reference herein. Any form of prospectus or prospectus supplement to the Registration Statement that includes such descriptions and that are subsequently filed are hereby also incorporated by reference herein.

Item 2  Exhibits.

Exhibit No.	Description

3.1*	Restated Certificate of Incorporation
3.2*	By-laws
4.1*	Specimen Unit Certificate
4.2*	Specimen Common Stock Certificate
4.3*	Specimen Warrant Certificate
4.4*	Form of Warrant Agreement between Continental Stock Transfer & Trust Company and the Company
4.5*	Form of Purchase Option between ThinkEquity Partners LLC and the Company

* Filed as an exhibit to the Registration Statement and incorporated herein by reference.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, as amended, the Company has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

HIGHBURY FINANCIAL INC.

By:	/s/ Richard S. Foote
Richard S. Foote President and Chief Executive Officer
Date: December 16, 2005